Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3, being filed by Rowan Companies plc, of our report dated February 27, 2012 (May 16, 2012, as to Note 16), relating to the consolidated financial statements of Rowan Companies, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s completed sale of its wholly owned manufacturing subsidiary, LeTourneau Technologies, Inc., and land drilling services business on June 22, 2011, and September 1, 2011, respectively, and related to the condensed consolidating financial information of certain subsidiaries) and our report dated February 27, 2012, related to the effectiveness of the Company’s internal control over financial reporting, appearing in the Current Report on Form 8-K of Rowan Companies plc dated May 16, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

May 16, 2012